Exhibit 99.1

Contact:	Brian Turner
Chief Financial Officer
425-943-8000

Media Contact:	Marci Maule
Director Public Relations
425-943-8277

COINSTAR ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

BELLEVUE, Wash.—April 27, 2006—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three-months ended March 31, 2006.

Highlights for the first quarter were as follows:

•	Revenue - $126 million

•	EBITDA - $25.1 million (see Appendix A)

•	Free cash flow - $15.6 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share - $0.22 (see reconciliation below)

•	Net income -$4.2 million

Included in GAAP net income for the quarter were certain non-cash charges including $1.3 million in amortization of intangible assets, $429,000 in amortization of financing fees, $1.4 million in non-cash stock based compensation, and our portion of the non-cash losses associated with our investments in DVD kiosk companies totaling $252,000. Excluding these items, net of taxes, Coinstar, Inc. reported adjusted net income of $6.1 million. A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Quarter ended 3/31/06
GAAP earnings per fully taxed, fully diluted share	$0.15
Amortization of intangibles, net of tax	0.03
Amortization of financing fees, net of tax	0.01
Stock based compensation expense, net of tax	0.03
Non-cash losses in DVD kiosk companies	0.00

Adjusted earnings per fully taxed, fully diluted share	$0.22

At March 31, 2006, Coinstar, Inc. had approximately $97 million in cumulative net operating loss carryforwards. Although Coinstar recorded $3.1 million in tax expense for the first quarter, cash paid for taxes during the three-month period ended March 31, 2006, totaled only $165,000 as a result of these net operating loss carryforwards.

“We achieved several integration objectives during the quarter, and we’re pleased to have done so while generating financial performance in-line with expectations. Specifically, we continued integrating field operations, cash management systems and supply chain management processes,” said Dave Cole, Chief Executive Officer of Coinstar, Inc. “As for strategic progress during the period, our asset portfolio and 4th Wall™ management solution continues to gain market share, to drive convenience and satisfaction for the consumer and profitability for our retail customers.”

Other Information

	Quarter ended 03/31/06	Quarter ended 03/31/05
Cash paid for capital expenditures (in thousands)	$7,417	$13,809
Installed Base
Coin	13,000	12,200
- Coin to card or e-certificate enabled	6,100	150
- E-payment enabled	3,500	3,000
Crane	30,000	20,000
Bulk heads and other	266,000	151,000
POSA terminals	19,500	16,500

Second Quarter Expectations

Management estimates that revenue for the second quarter ending June 30, 2006, will range from $125 million to $135 million. As of January 1, 2006, the Company adopted SFAS 123(R) Share Based Payment. The impact of the adoption of SFAS 123(R) on our results may vary greatly depending on a number of factors. However, we currently estimate that stock based compensation expense will be approximately $0.03 to $0.04 of GAAP earnings per share in the second quarter. With the SFAS 123(R) expense in our results, we estimate that GAAP earnings per fully taxed, fully diluted share will range from $0.11 to $0.17 for the second quarter. Management further estimates that adjusted fully taxed, fully diluted earnings per share will range from $0.20 to $0.26.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the first quarter results will be broadcast live over the Internet today, Thursday, April 27, 2006, at 4:30 p.m. Eastern time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services and self-service DVD rental. The company’s products and services can be found at retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the effect of and financing of the acquisition of American Coin Merchandising, Inc. (n/k/a Coinstar Entertainment Services Inc.) and The Amusement Factory, L.L.C., the ability to successfully integrate acquired businesses, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retailers for the installation of Coinstar machines and the retention of the current agreements with our existing retailers on terms that are not materially adverse to Coinstar, Inc., additional potential competitors, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives (including e-payment services). The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review Item 1A “Risk Factors” described in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of April 27, 2006. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, and amortization. We believe EBITDA is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate the Company’s performance and manage its operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

Quarter ended March 31, 2006
Net income	$4,179
Depreciation and other	12,859
Amortization of intangibles	1,327
Interest expense, net	3,351
Early retirement of debt	238
Income taxes	3,129

EBITDA	$25,083

Free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our discretionary and non-discretionary expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

Quarter ended March 31, 2006
Net cash provided by operating activities	$4,699
Changes in operating assets and liabilities, net of acquisitions	18,291
Cash paid for capital expenditures	(7,417)

Free cash flow	$15,573

Adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Income from operations before stock based compensation expense is a financial measure we use to evaluate the underlying results and operating performance of our business. The difference between income from operations (the most comparable GAAP measure) and income from operations before stock based compensation expense (the non GAAP measure) reflects the impact of adopting SFAS 123(R) on the current period results. We believe income from operations before stock based compensation expense is a useful measure that allows investors to draw comparisons between operating results reported prior to adoption of SFAS 123(R) and the current period which may mask underlying trends and make it difficult to give investors perspective on underlying business results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31, 2006	March 31, 2005
REVENUE	$126,032	$105,585
EXPENSES:
Direct operating	86,299	72,880
Marketing	924	957
Research and development	1,241	1,309
General and administrative	12,766	8,592
Depreciation and other	12,859	10,806
Amortization of intangible assets	1,327	1,031

Income from operations	10,616	10,010
OTHER INCOME (EXPENSE):
Interest income and other, net	471	326
Interest expense	(3,732)	(2,850)
Income from equity investments	191	162
Early retirement of debt	(238)	—

Income before income taxes	7,308	7,648
Income taxes	(3,129)	(2,980)

NET INCOME	$4,179	$4,668

NET INCOME PER SHARE:
Basic	$0.15	$0.18
Diluted	$0.15	$0.18
WEIGHTED SHARES OUTSTANDING:
Basic	27,716	25,272
Diluted	27,987	25,665
CASH PAID FOR CAPITAL EXPENDITURES	$7,417	$13,809

Coinstar, Inc.

Non GAAP Consolidated Statements of Operations

Excluding Stock Based Compensation Expense

(in thousands, except per share data)

(unaudited)

Income from operations before stock based compensation expense is a financial measure we use to evaluate the underlying results and operating performance of our business. The difference between income from operations (the most comparable GAAP measure) and income from operations before stock based compensation expense (the non GAAP measure) reflects the impact of adopting SFAS 123(R) on the current period results. We believe income from operations before stock based compensation expense is a useful measure that allows investors to draw comparisons between operating results reported prior to adoption of SFAS 123(R) and the current period which may mask underlying trends and make it difficult to give investors perspective on underlying business results.

	Three months ended March 31, 2006				Three months ended March 31, 2005
	GAAP Results	Stock Based Compensation Expense		Pro Forma Results
REVENUE	$126,032	$		$126,032	$105,585
EXPENSES:
Direct operating	86,299		(254)	86,045	72,880
Marketing	924		(33)	891	957
Research and development	1,241		(82)	1,159	1,309
General and administrative	12,766		(1,019)	11,747	8,592
Depreciation and other	12,859			12,859	10,806
Amortization of intangible assets	1,327			1,327	1,031

Income from operations	10,616		1,388	12,004	10,010
OTHER INCOME (EXPENSE):
Interest income and other, net	471			471	326
Interest expense	(3,732)			(3,732)	(2,850)
Income from equity investments	191			191	162
Early retirement of debt	(238)			(238)	—

Income before income taxes	7,308		1,388	8,696	7,648
Income taxes	(3,129)		(387)	(3,516)	(2,980)

NET INCOME	$4,179		$1,001	$5,180	$4,668

NET INCOME PER SHARE:
Basic	$0.15		$0.03	$0.19	$0.18
Diluted	$0.15		$0.03	$0.19	$0.18

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$40,717	$45,365
Cash in machine or in transit	54,572	60,070
Cash being processed	57,177	69,832
Trade accounts receivable, net of allowance for doubtful accounts of $630 and $469 at March 31, 2006 and December 31, 2005, respectively	9,407	9,046
Inventory	32,755	31,234
Deferred income taxes	17,329	17,330
Prepaid expenses and other current assets	9,125	11,020

Total current assets	221,082	243,897
PROPERTY AND EQUIPMENT, NET	153,256	148,811
DEFERRED INCOME TAXES	2,444	5,385
OTHER ASSETS	5,130	5,392
EQUITY INVESTMENTS	19,904	19,966
INTANGIBLE ASSETS, NET	38,821	40,139
GOODWILL	184,265	179,811

TOTAL ASSETS	$624,902	$643,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,455	$34,760
Accrued liabilities payable to retailers	64,509	77,175
Other accrued liabilities	23,129	26,941
Current portion of long-term debt and capital lease obligations	7,331	3,850

Total current liabilities	130,424	142,726
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	194,419	206,628

Total liabilities	324,843	349,354
STOCKHOLDERS’ EQUITY:
Common stock	330,961	328,951
Accumulated deficit	(8,979)	(13,158)
Treasury stock	(23,165)	(22,783)
Accumulated other comprehensive income	1,242	1,037

Total stockholders’ equity	300,059	294,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$624,902	$643,401